UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 12, 2007

AMERIGROUP Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31574	54-1739323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4425 Corporation Lane, Virginia Beach, Virginia		23462
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(757) 490-6900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of the Adoption of a Change in Control Benefit Policy

On February 12, 2007, the Compensation Committee (the "Committee") of AMERIGROUP Corporation (the "Company") approved the adoption of a Change in Control Benefit Policy (the "CIC Policy") applicable to certain Company employees as determined by the Committee from time to time. Initially, the Chairman, Chief Executive Officer, members of the Company’s Executive Committee (which generally includes the Company’s President, Chief Operating Officer, Chief Financial Officer and all Executive Vice Presidents) and all Health Plan Chief Executive Officers shall be eligible for benefits under the CIC Policy.

The CIC Policy provides for a lump-sum severance payment ("CIC Severance Payments") to eligible employees upon the occurrence of (i) a change in control of the Company, and (ii) within two years following such change in control, either (A) involuntary termination of the employee’s employment without cause or (B) voluntary termination of the employee’s employment if there has been a material adverse change in the employee’s employment, including required relocation of 50 miles or more from the employee’s work location, a reduction in the duties and scope of responsibilities of the employee, or a reduction in the employee’s target compensation of 10% or more from those in effect immediately preceding the change in control.

The CIC Severance Payment is equal to the product of (i) the sum of the employee’s annual base salary and the employee’s target annual bonus for the year in which the Change in Control occurs, multiplied by (ii) a multiple, selected by the Committee and ranging from 1 to 3. For the purposes of calculating such payment, the Committee has set the following multiples: 3x for the Chairman and Chief Executive Officer, 2x for Executive Committee members, and 1x for the Company’s Health Plan Chief Executive Officers.

The CIC Policy also provides that, upon a change of control, eligible employees will receive (i) a lump sum payment equal to the participant’s cash target for any long term incentive plan that has been established for such employee for a performance year that has been completed as of the date of the Change in Control and (ii) any unpaid but earned annual cash bonus plus any pro-rated annual cash bonus for the year in which the Change in Control occurs.

For purposes of the CIC Policy, a "change in control" occurs (i) when any person or group, as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes, directly or indirectly, the beneficial owner of 25% or more of the combined voting power of the then outstanding voting securities of the Company, (ii) when the directors who were directors prior to February 12, 2007 ("Continuing Directors") or whose nomination or election was recommended or approved by at least two-thirds of the Continuing Directors cease to constitute a majority of the Company’s board of directors, (iii) upon the consummation of a merger or consolidation (each, a "Business Combination") other than a Business Combination where (A) the Continuing Directors continue to constitute a majority of the directors of the Company or the surviving entity or (B) a Business Combination effected to implement a recapitalization of the Company where no person or group, becomes, directly or indirectly, the beneficial owner of 25% or more of the combined voting power of the then outstanding voting securities of the Company, (iv) when the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of its assets to an entity where the Continuing Directors do not constitute a majority of the directors, or (v) there occurs a change in ownership of the Company, a change in effective control of the Company or a change in the ownership of a substantial portion of the Company’s assets as determined under Section 409A(a)(2)(A)(v) of the Internal Revenue Code of 1986, as amended (the "Code").

If payments to an employee upon a change in control are deemed "excess parachute payments" under Section 280G of the Code and subject to an excise tax imposed by the Code (and the payment exceeds the threshold that would make such payment an excess parachute payment by at least 20%), then the Company shall gross-up the amount payable to the employee upon a change in control in an amount such that after payment by the employee of all taxes, the employee shall retain an amount equal to the excise tax imposed upon the change in control payment and the payment the employee would have received upon a change in control if it had not been deemed to be an excess parachute payment. In the event that the change in control payment exceeds the excess parachute payment threshold by less than 20%, then the change in control payment shall be reduced so that such payment will not be considered an excess parachute payment.

The term of the CIC Policy is indefinite, but it may be amended or ended at any time by the Committee prior to a change in control and, after any such change in control, no amendment or termination shall be effective with respect to any participant unless such participant consents thereto in writing.

Entry into Separation Agreement

As previously announced, Eric M. Yoder, M.D., resigned as the Company’s Executive Vice President and Chief Medical Officer on February 2, 2007. In connection with his resignation, the Company entered into a Separation Agreement and General Release (the "Separation Agreement") with Dr. Yoder on February 14, 2007.

Under the terms of the Separation Agreement, through April 1, 2007, subject to certain limitations, Dr. Yoder shall continue to receive his salary as in effect on January 1, 2007 and continue to vest options to purchase common stock of the Company pursuant to the terms of any applicable stock option agreement. Dr. Yoder will also continue to participate in the Company’s employee benefit plans through April 30, 2007.

Under the terms of the Separation Agreement, and in each case less applicable taxes, the Company will provide Dr. Yoder with (i) an annual cash bonus of $125,000 on or prior to March 15, 2007 in consideration of his and the Company’s performance in 2006, (ii) a long-term cash bonus in the amount of $40,680 on or prior to March 15, 2007, (iii) $145,000 for estimated outplacement and COBRA costs, and (iv) $283,415, a value equal to Dr. Yoder's annual base salary. In consideration for such payments, Dr. Yoder agrees, among other things, to release all claims against the Company and not to reveal proprietary or confidential information concerning the business or affairs of the Company.

The foregoing description does not purport to be a complete statement of the parties' rights and obligations under the Separation Agreement. The above description is qualified in its entirety by reference to the Separation Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

On February 16, 2007, the Governor of the State of Maryland announced the nomination of Steven B. Larsen, the Company’s Executive Vice President, Health Plan Operations, as Chairman of the Maryland Public Service Commission. Mr. Larsen announced that he would accept the position. During his service as Chairman, Mr. Larsen is prohibited from remaining an employee of the Company. Accordingly, Mr. Larsen submitted his resignation to the Company to be effective March 15, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation

February 16, 2007	By:	James W. Truess

Name: James W. Truess
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement